                                                                     EXHIBIT 3.3

                             AMENDED AND RESTATED

                         CERTIFICATE OF INCORPORATION

                                      OF

                            PEI 1991 HOLDING, INC.
                            ----------------------

                   (Pursuant to Sections 241 and 245 of the
                      Delaware General Corporation Laws)

          PEI 1991 Holding, Inc., a corporation organized and existing under the laws of the State of Delaware (the "Corporation"), hereby certifies as follows:

          THAT, the name of the Corporation is PEI 1991 Holding, Inc. and that the date of filing of its original certificate of incorporation with the Secretary of State of Delaware was June 20, 1991:

          THAT, the directors of the Corporation duly adopted, in accordance with Sections 241 and 245 of the Delaware General Corporation Law, resolutions declaring advisable and adopting this amendment and restatement of the Certificate of Incorporation of the Corporation; and

          THAT, the Corporation has not received any payment for any of its capital stock; and

          THAT, the text of the Certificate of Incorporation is hereby restated and amended to read as herein set forth in full;

                                  "ARTICLE I

                                     Name
                                     ----

          The name of the corporation is PEI Holding, Inc. (the "Corporation").

                                  ARTICLE II

                    Registered Office and Registered Agent
                    --------------------------------------

          The address of the registered office of the Corporation in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of the registered agent of the Corporation at such address is The Corporation Trust Company.

                                       1.
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                                  ARTICLE III

                               Corporate Purpose
                               -----------------

          The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware (the "General Corporation Law").
                                   -----------------------

                                  ARTICLE IV

                                 Capital Stock
                                 -------------

A.  Number and Types of Shares.  The total number of shares of all classes of
    --------------------------
stock that the corporation shall have authority to issue is 4,000,000 shares consisting of: 2,000,000 shares of class A common stock, par value $0.01 per share (herein called the "Class A Common Stock"); and 2,000,000 shares of class
                          --------------------
B common stock, par value of $0.01 per share (herein called the "Class B Common
                                                                 --------------
Stock").  The Class A Common Stock and the Class B Common Stock are sometimes
-----
collectively referred to herein as the "Common Stock."

B.   Rights, Powers Preferences and Privileges of the Common Stock.
     -------------------------------------------------------------

     Section 1.0.  Dividends.  The holders of Common Stock shall be paid
     -----------   ---------
dividends, when, as and if declared by the Board of Directors of the Corporation, out of assets of the Corporation available For the payment of dividends to the extent permitted by law; provided, however, that no dividend
                                          --------  -------
may be declared or paid with respect to any class of Common Stock unless an equal dividend is declared and paid, share for share, with respect to all other outstanding classes of Common Stock.

     Section 2.0.  Voting. (a)  General.  Except as is otherwise provided by law
     -----------   ------       -------
or is provided in Section 2.0(b) below, each holder of Common Stock shall be entitled to one vote for each share of Common Stock held by such stockholder on all matters to be voted on by the common stockholders of the Corporation, and the holders of Common Stock shall vote together as a single class on all matters to be voted on by the common stockholder of the Corporation.

     (b) Class B Common Stock.  Except as is otherwise provided by law, shares
         --------------------
of Class B Common Stock shall have no voting rights whatsoever and each hold of Class B Common Stock shall have to voting rights as a stockholder with respect to shares of Class B Common Stock held by such holder.

                                       2.
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     Section 3.0.  Conversion and Exchange. (a) Right of Conversion.  Subject to
     -----------   -----------------------      -------------------
and upon compliance with this Section 3.0, shares of Class A Common Stock shall be convertible into fully paid and nonassessable shares of Class B Common Stock on the basis of one share of Class B Common Stock for each share of Class A Common Stock surrendered for conversion; provided, that, a share of Class A
                                         --------  ----
Common Stock shall not be convertible into class B Common Stock if, after giving effect to such conversion, no shares of Class A Common stock would be issued and outstanding.

     (b) Reservation of Shares.  The Corporation hereby reserves and shall at
         ---------------------
all times reserve and keep available, out of its authorized and unissued shares, or Class B Common Stock, for the purposes of effecting conversions, such number of duly authorized shares of Class B Common Stock sufficient to affect the conversion of all outstanding shares of Class A Common Stock.

     (c) Certificate Name.  If a certificate for shares of Class B Common Stock
         ----------------
issued upon conversion is to be issued in a name other than the person in whose name the certificate formerly representing the shares of Class A Common Stock for which such shares are exchanged is issued, then the holder of the certificate being surrendered shall be required to pay any stock transfer taxes payable on account of such transfer.

     (d) Limit of Conversion.  Shares of Class A Common Stock shall not be
         -------------------
convertible into shares of any other class of stock of the Corporation.

     (e) Cancellation.  Shares of Class A Common Stock which are converted into
         ------------
shares of Class B Common Stock pursuant to this Section 3.0 shall be cancelled by the Corporation and may not be reissued.

     (f) Required Deliveries.  Any holder of shares of Class A Common Stock may,
         -------------------
at any time and from time to time, convert any or all of such shares held by such holder into an equal number of shares of Class B Common Stock by delivering to the office of the Corporation (i) the certificate or certificates representing the share or shares of Class A Common Stock to be converted, duly endorsed and (ii) written notice to the Corporation stating that such holder elected to convert such share or shares and stating the name in which each certificate for shares of Class B Common Stock issued upon such conversion is to be issued and the address of the holder to be recorded on the books of the Corporation.

     (g) Time of Conversion.  Conversion shall be deemed to have been effected
         ------------------
at the close of business on the date when such delivery in made and such date is referred to herein as the "Conversion Date." On the Conversion Date or as promptly thereafter as practicable, the Corporation or its transfer agent shall deliver to each holder electing to convert shares of Class A Common Stock a certificate for the number of full shares of Class B Common Stock issuable upon the conversion of such holder's shares of Class A Common Stock. Except as is provided in Section 3.0(c) above, any and all transfer taxes, stamp taxes or other expenses

                                       3.

incurred or payable in connection with any conversion made pursuant to this
Section 3.0 shall be borne and paid by the Corporation.

     Section 4.0  Preemptive Rights.  Holders of shares of Common Stock shall
     -----------  -----------------
not, as such, have any preemptive or other right to subscribe for or purchase any shares of capital stock of the Corporation or any class now or hereafter authorized or issued by the Corporation.

                                   ARTICLE V

                                   Directors
                                   ---------

     Elections of directors of the Corporation need not be by written ballot, except and to the extent provided in the by law of the Corporation. To the fullest extent permitted by law as it now exists and as it may hereafter be amended, no director or the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director.

                                   ARTICLE VI

               Indemnification of Directors, Officers and Others
               -------------------------------------------------

     Section 1.0.  The Corporation shall indemnify any person who was or is a
     -----------
party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that he is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys'
fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent,
                                          ---- ----------
shall not, of itself, create a presumption that the person seeking indemnification did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

     Section 2.0.  The Corporation shall indemnify any person who was or is a
     -----------
party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the Corporation, or is or was serving at the

                                       4.
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request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation and except that no indemnification shall be mate in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the Court of Chancery of the State or Delaware or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

     Section 3.0.  To the extent that a director, officer, employee or agent of
     -----------
the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Sections 1.0 and 2.0 of this Article VI, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

     Section 4.0.  Any indemnification under Sections 1.0 and 2.0 of this
     -----------
Article VI (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in such Sections 1.0. and
2.0. Such determinations shall be made (i) by the Board of Directors of the Corporation by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (ii) if such a quorum is not obtainable, or, even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (iii) by the stockholders of the Corporation.

     Section 5.0.  Notwithstanding any contrary determination in the specific
     -----------
case under Section 4.0 of this Article VI, and notwithstanding the absence of any determination thereunder, any director, officer, employee or agent may apply to any court of competent jurisdiction in the State of Delaware for indemnification to the extent otherwise permissible under Sections 1.0 and 2.0 of this Article VI. The basis of such indemnification by a court shall be a determination by such court that indemnification of the director, officer, employee or agent is proper in the circumstances because be has met the applicable standards of conduct set forth in Section 1.0 or 2.0 of this Article VI, as the case may be. Notice of any application for indemnification pursuant to this Section 5.0 shall be given to the Corporation promptly upon the filing of such application.

     Section 6.0.  Expenses (including attorneys' fees) incurred by an officer
     -----------
or director in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the

                                       5.

Corporation authorized in this Article VI. Such expenses (including attorneys' fees) incurred by other employees and agents may be so paid upon such terms and conditions, if any, as the Board of Directors of the Corporation deems appropriate.

     Section 7.0.  The indemnification and advancement of expenses provided by,
     -----------
or granted pursuant to, the other Sections of this Article VI shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any law, by-law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in an official capacity and as to action in another capacity while holding such office, it being the policy of the Corporation that indemnification of the persons specified in Section 1.0 and 2.0 shall be made to the fullest extent permitted by law. The provisions of this Article VI shall not be deemed to preclude the indemnification of any person who is not specified in Sections 1.0 and 2.0 but whom the Corporation has the power or obligation to indemnify under the provisions of the General Corporation Law, or otherwise.

     Section 8.0.  The Corporation may purchase and maintain insurance on behalf
     -----------
of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under the provisions of Section 145 of the General Corporation Law.

     Section 9.0.  For purposes of this Article VI, references to "the
     -----------
Corporation" shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, employees or agents so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under the provisions of this Article VI with respect to the resulting or surviving corporation as he would have with respect to such constituent corporation if its separate existence had continued.

     Section 10.0.  For purposes of this Article VI, references to "other
     ------------
enterprises" shall include employee benefit plans; references to "fines" shall include any excise taxes assessed on a person with respect to an employee benefit plan; and references to "serving at the request of the Corporation" shall include any service as a director, officer, employee or agent or the Corporation which imposes duties on, or involves service by, such director, officer, employee or agent with respect to any employee benefit plan, its participants or beneficiaries; and a person who acted in good faith acted in a manner he reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the Corporation" as referred to in this Article VI.

                                       6.

     Section 11.0.  For purposes of any determination under Section 4.0 of this
     ------------
Article VI, a person shall be deemed to have acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, or, with respect to any criminal action or proceeding, to have had no reasonable cause to believe his conduct was unlawful, if his action is based on the records or books of account of the Corporation or another enterprise, or on information supplied to him by the officers of the Corporation or another enterprise in the course of their duties, or on the advice of legal counsel for the Corporation or another enterprise or on information or records given or reports made to the Corporation or another enterprise by an independent certified public accountant or by an appraiser or other expert selected with reasonable care by the Corporation or another enterprise. The term "another enterprise" as used in this Section 11.0 shall mean any other corporation or any partnership, joint venture, trust or other enterprise of which such person is or was serving at the request of the Corporation as a director, officer, employee or agent. The provisions of this Section 11.0 shall not be deemed to be exclusive or to limit in any way the circumstances in which a person may be deemed to have met the applicable standard of conduct set forth in Section 1.0 or 2.0 of this Article VI, as the case may be.

     Section 12.0.  The indemnification and advancement of expenses provided
     ------------
by, or granted pursuant to, this Article VI shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

                                  ARTICLE VII

                                    By-Laws
                                    -------

     The directors of the Corporation shall have the power to adopt, amend or repeal by-laws.

                                  ARTICLE VIII

                                   Amendment
                                   ---------

          The Corporation reserves the right to amend, alter, change or repeal any provision of this Certificate of Incorporation, in the manner now or hereafter prescribed by law, and all rights conferred on stockholders in this Certificate of Incorporation are subject to this reservation."

                                       7.

     IN WITNESS WHEREOF, PEI 1991 HOLDING, INC. has caused this Amended and Restated Certificate of Incorporation to be signed by Richard D. Paterson, its President and attested by Mark E. Bandeen, its Assistant Secretary this 8th day of October, 1991.

                                     PEI 1991 HOLDING, INC.



                                     By: /s/ Richard D. Paterson
                                         -----------------------
                                         Name: Richard D. Paterson
                                         Title: President

ATTEST:



/s/ Mark E. Bandeen
-------------------
Name: Mark E. Bandeen
Title: Assistant Secretary

                                       8.